Exhibit 99.1

Jon Grisham, VP
Investor Relations
914-288-8142

ACADIA REALTY TRUST ANNOUNCES $100 MILLION OFFERING OF
CONVERTIBLE NOTES DUE 2026

NEW YORK, NY (December 4, 2006) - Acadia Realty Trust (NYSE: AKR – “Acadia” or the “Company”), a real estate investment trust (“REIT”), today announced it has commenced a private offering, subject to market conditions, of $100 million aggregate principal amount of convertible notes due 2026, plus up to an additional $15 million aggregate principal amount of notes that may be issued at the option of the initial purchasers within 30 days of the initial issuance of the notes. The notes will be unsecured obligations of the Company, convertible into cash up to their principal amount and, at the Company’s option, cash, the Company’s common shares or a combination of cash and the Company’s common shares with respect to the remainder, if any, of the conversion value in excess of such principal amount. The interest rate, conversion rate and other terms of the notes will be determined by negotiations between the Company and the initial purchasers of the notes.

The Company expects to use the net proceeds from the sale of the notes for the repayment of outstanding indebtedness, to fund capital commitments and use the remainder of the net proceeds, if any, for general company purposes.

The notes will be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The notes and any Company common shares that may be issued upon conversion of the notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Acadia Realty Trust, headquartered in White Plains, NY, is a fully integrated, self-managed and self-administered equity REIT focused primarily on the ownership, acquisition, redevelopment and management of retail properties, including neighborhood/community shopping centers and mixed-use properties with retail components.

Safe Harbor Statement

Certain matters in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risk, uncertainties and other factors which may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and “Risk Factors” in the Company’s most recent annual report on Form 10-K filed with the SEC on March 16, 2006 (as amended, the “Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) the Company’s reliance on revenues derived from major tenants; (ii) the Company’s limited control over joint venture investments; (iii) the Company’s partnership structure; (iv) real estate and the geographic concentration of our properties; (v) market interest rates; (vi) leverage; (vii) liability for environmental matters;(viii) the Company’s growth strategy; (ix) the Company’s status as a REIT (x) uninsured losses and (xi) the loss of key executives. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

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